SOUTHERN SECURITY LIFE INSURANCE COMPANY

                                755 Rinehart Road
                            Lake Mary, Florida 32746


                                  June 3, 2003






Dear Stockholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Southern Security Life Insurance Company (the "Company") to be held on July 11, 2003, at 11:30 a.m., Mountain Daylight Time, at 5300 South 360 West, Suite 250, Salt Lake City, Utah.

The matters to be addressed at the meeting will include (1) to elect eight directors; (2) to ratify the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending December 31, 2003; and (3) to report on the business activities of the Company and to answer any stockholder questions.

Your vote is very important. We hope you will take a few minutes to review the Proxy Statement and complete, sign, and return your Proxy Card in the envelope provided, even if you plan to attend the meeting. Please note that sending us your Proxy will not prevent you from voting in person at the meeting, should you wish to do so.

Thank you for your support of Southern Security Life Insurance Company. We look forward to seeing you at the Annual Stockholders Meeting.

                                    Sincerely yours,

                                    SOUTHERN SECURITY LIFE
                                    INSURANCE COMPANY


                                    George R. Quist,
                                    Chairman of the Board
                                    and Chief Executive Officer

                    SOUTHERN SECURITY LIFE INSURANCE COMPANY

                                755 Rinehart Road
                            Lake Mary, Florida 32746




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Southern Security Life Insurance Company (the "Company"), will be held on July 11, 2003, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 11:30 a.m., Mountain Daylight Time, to consider and act upon the following:

1. To elect a Board of Directors consisting of eight directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

2. To ratify the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending December 31, 2003; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on May 9, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. A PROXY STATEMENT AND PROXY CARD ARE ENCLOSED HEREWITH. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.


                                 By order of the Board of Directors,


                                 G. Robert Quist
                                 First Vice President and Secretary



June 3, 2003
Salt Lake City, Utah

                    SOUTHERN SECURITY LIFE INSURANCE COMPANY
                                755 Rinehart Road
                            Lake Mary, Florida 32746

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Southern Security Life Insurance Company, a Florida corporation (the "Company") for use at its Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, July 11, 2002, beginning at 11:30 a.m., Mountain Daylight Time, or at any adjournments or postponements thereof. The purposes of the meeting are set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices at 5300 South 360 West, Suite 250, Salt Lake City, Utah. This Proxy Statement and accompanying materials are being mailed on or about June 3, 2003. The Company's telephone number is (801) 264-1060.

Record Date; Outstanding Shares

Stockholders of record at the close of business on May 9, 2003 (the "Record Date") are entitled to notice of and to vote at the meeting. On the Record Date, 2,103,557 shares of the Company's common stock, $1.00 par value, were issued and outstanding. Stockholders holding the majority of the outstanding shares of common stock represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. For information regarding holders of more than five percent of the outstanding common stock, see "Security Ownership of Certain Beneficial Owners and Management."

Revocability of Proxies

Stockholders may revoke any appointment of proxy given pursuant to this solicitation by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. An appointment of proxy is revoked upon the death or incapacity of the stockholder if the Secretary or other officer of the Company authorized to tabulate votes receives notice of such death or incapacity before the proxy exercises its authority under the appointment.

Voting and Solicitation

Each stockholder of record will be entitled to one vote for each share of common stock held on the Record Date on each proposed item that comes before the meeting. In the election of directors, each stockholder will be entitled to vote for eight nominees and the eight nominees with the greatest number of votes will be elected. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director.

The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone or by telefax.

                              ELECTION OF DIRECTORS

                                   PROPOSAL 1


Nominees

The Company's Bylaws do not limit the number of persons serving on the Company's Board of Directors, and it is contemplated that a board of eight directors will be elected at the Annual Meeting. The Board of Directors recommends that the stockholders vote "FOR" the election of the eight director nominees listed below. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's eight nominees named below, all of whom are presently directors of the Company.

In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the board.

The name and certain information regarding each nominee is set forth below.


   Name                 Age     Director Since   Position with the Company
   ----                 ---     --------------   -------------------------
George R. Quist         82      December 1998    Chairman of the Board and
                                                 Chief Executive Officer

Scott M. Quist          49      December 1998    President,  General  Counsel
                                                 Chief  Operating  Officer and
                                                 Director

G. Robert Quist         51      April 1999       First Vice President,
                                                 Secretary and Director

J. Lynn Beckstead, Jr.  47      March 2002       Director

Charles L. Crittenden   83      December 1998    Director

Robert G. Hunter        43      December 1998    Director

H. Craig Moody          49      December 1998    Director

Norman G. Wilbur        63      December 1998    Director

Stephen M. Sill         57      March 2002       Vice President, Treasurer and
                                                 Chief Financial Officer
---------------------
(1)      George Quist is the father of Scott M. Quist and G. Robert Quist.

The following biographical information is furnished with respect to each of the eight nominees:

George R. Quist has been Chairman of the Board and Chief Executive Officer of the Company since December 1998. He has served as President of the Company from December 1998 until July 2002. Mr. Quist has also served as Chairman of the Board and Chief Executive Office of Security National Financial Corporation since October 1979, and its President from October 1979 until July 2002. From 1960 to 1964, he was Executive Vice President and Treasurer of Pacific Guardian Life Insurance Company. From 1946 to 1960, he was an agent, District Manager and Associate General Agent for various insurance companies. Mr. Quist also served from 1981 to 1982 as the President of The National Association of Life Companies, a trade association of 642 life insurance companies, and from 1982 to 1983 as its Chairman of the Board.

Scott M. Quist has been President of the Company since July 2002, its Chief Operating Officer since October 2001, and as its General Counsel and a director since December 1998. In addition, Mr. Quist served as First Vice President of the Company from December 1998 to July 2002. Mr. Quist has also served as President of Security National Financial Corporation since July 2002, as its Chief Operating Officer since October 2001, and its General Counsel and a director since May 1986. From 1980 to 1982, Mr. Quist was a tax specialist with Peat, Marwick, Mitchell, & Co., in Dallas, Texas. From 1986 to 1991, he was Treasurer and a director of The National Association of Life Companies, a trade association of 642 insurance companies until its merger with the American Council of Life Companies. Mr. Quist has been a member of the Board of Governors of the Forum 500 Section (representing small insurance companies) of the American Council of Life Insurance. Mr. Quist has also served as regional director of Key Bank of Utah since November 1993. Mr. Quist is currently a director and immediate past president of the National Alliance of Life Companies, a trade association of over 200 life companies.

G. Robert Quist has been a director of the Company since April 1999 and its First Vice President and Secretary since March 2002. Mr. Quist has also served as First Vice President and Secretary of Security National Financial Corporation since March 2002. He has served as President and a director of Big Willow Water Company since 1987 and as a director of Investors Equity Life Insurance Company of Hawaii since 1987. He has also served as a director and Secretary-Treasurer of the Utah Cemetery Association since 1987.

J. Lynn Beckstead Jr. has been a director of the Company since March 2002. Mr. Beckstead has also served as Vice President and a director of Security National Financial Corporation since March 2002. In addition, he is President of Security National Mortgage Company, an affiliate of the Company, and has served in this position since July 1993. From 1990 to 1993, Mr. Beckstead was Vice President and a director of Republic Mortgage Corporation. From 1983 to 1990, Mr. Beckstead was Vice President and a director of Richards Woodbury Mortgage Corporation. From 1980 to 1983, he was a principal broker for Boardwalk Properties. From 1978 to 1980, Mr. Beckstead was a residential loan officer for Medallion Mortgage Company. From 1977 to 1978, he was a residential construction loan manager of Citizens Bank.

Charles L. Crittenden has been a director of the Company since December 1998. Mr. Crittenden is also a director of Security National Financial Corporation and has served in this position since October 1979. Mr. Crittenden has been sole stockholder of Crittenden Paint & Glass Company since 1958. He is also an owner of Crittenden Enterprises, a real estate development company, and Chairman of the Board of Linco, Inc.

Robert G. Hunter, M.D. has been a director of the Company since December 1998. Dr. Hunter is also a director of Security National Financial Corporation and has served in this position since October 1998. Dr. Hunter is currently a practicing physician in private practice. Dr. Hunter created the State Wide E.N.T. Organization (Rocky Mountain E.N.T., Inc.) where he is currently a member of the Executive Committee. He is Chairman of Surgery at Cottonwood Hospital, a delegate to the Utah Medical Association and a delegate representing Utah to the American Medical Association, and a member of several medical advisory boards.

H. Craig Moody has been a director of the Company since December 1998. Mr. Moody is also a director of Security National Financial Corporation and has served in this position since September 1995. Mr. Moody is owner of Moody & Associates, a political consulting and real estate company. He is a former Speaker and House Majority Leader of the House of Representatives of the State of Utah.

Norman G. Wilbur has been a director of the Company since December 1998. Mr. Wilbur is also a director of Security National Financial Corporation and has served in this position since October 1998. Mr. Wilbur worked for J.C. Penny's regional offices in budget and analysis. His final position was Manager of Planning and Reporting for J.C. Penney's stores. After 36 years with J.C. Penny's, he took an option of an early retirement in 1997. Mr. Wilbur is a past board member of a homeless organization in Plano, Texas.

Stephen M. Sill has been Vice President, Treasurer and Chief Financial Officer of the Company since March 2002. He has been Vice President, Treasurer and Chief Financial Officer of Security National Financial Corporation since March 2002. From 1998 to 2002, Mr. Sill was Vice President and Controller of the Company. From 1997 to 2002, Mr. Sill was Vice President and Controller of Security National Financial Corporation. From 1994 to 2002, Mr. Sill was Vice President and Controller of Security National Life Insurance Company. From 1989 to 1993, he was Controller of Flying J, Inc. From 1978 to 1989, Mr. Sill was Senior Vice President and Controller of Surety Life Insurance Company. From 1975 to 1978, he was Vice President and Controller of Sambo's Restaurant, Inc. From 1974 to 1975, Mr. Sill was Director of Reporting of Northwest Pipeline Corporation. From 1970 to 1974, he was an auditor with Arthur Andersen & Co. Mr. Sill is a director and president of the Insurance Accounting and Systems Association (IASA), a national association of over 1,300 insurance companies and associate members.

Executive Officers

The following table sets forth certain information with respect to the executive
officers  of  the  Company  (the  business   biographies  for  the  first  three
individuals are set forth above):

     Name              Age                      Title
     ----              ---                      -----
George R. Quist (1)    82         Chairman of the Board and Chief Executive
                                  Officer

Scott M. Quist (1)     49         President, General Counsel and Chief
                                  Operating Officer

G. Robert Quist (1)    51         First Vice President and Secretary

Stephen M. Sill        57         Vice President, Treasurer and
                                  Chief Financial Officer

     (1) George R. Quist is the father of Scott M. Quist and G. Robert Quist.

The Board of Directors of the Company has a written procedure that requires disclosure to the board of any material interest or any affiliation on the part of any of its officers, directors or employees that is in conflict or may be in conflict with the interests of the Company.

No director, officer or 5% stockholder of the Company or its subsidiaries, or any affiliate thereof has had any transactions with the Company or its subsidiaries during 2002 or 2001.

Each of the directors are board members of Security National Financial Corporation (the ultimate parent of the Company) with the exception of G. Robert Quist, which has a class of equity securities registered under the Securities Exchange Act of 1934, as amended. In addition, Scott M. Quist is a regional director of Key Bank of Utah. All directors of the Company hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified, or until their earlier resignation or removal.

Board Meetings and Committees

The Company's Board of Directors held a total of five meetings during 2002. During 2002, the board had an Audit Committee, a Compensation Committee, and an Executive Committee. The board does not have a Nominating Committee.

The Audit Committee is responsible for reviewing the services performed by the Company's independent public accountants and internal audit department and evaluating the Company's accounting practices and procedures and its system of internal accounting controls. The Audit Committee consists of Messrs. Charles L. Crittenden, H. Craig Moody and Norman G. Wilbur. During 2002, the Audit Committee met on two occasions.

The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company and the executive officers of the Company's subsidiaries, advising management with respect to compensation levels for key employees, developing policy in the areas of compensation and fringe benefits, and creating employee compensation plans. The Compensation Committee consists of Messrs. Charles L. Crittenden, Norman G. Wilbur, and George R. Quist. During 2002 the Compensation Committee met on three occasions.

The Executive Committee reviews Company policy, major investment activities and other pertinent transactions of the Company. The Executive Committee consists of Messrs. George R. Quist, Scott M. Quist, and H. Craig Moody. During 2002 the Executive Committee met on two occasions.

During 2002, no director attended fewer than 75% of the total number of meetings of the Board of Directors or the total number of meetings held by all committees of the Board of Directors on which he served.

Perquisites

The Company's Bylaws provide that the Board of Directors shall consist of not less than eight nor more than 12 members. The term of office of each director is for a period of one year or until the election and qualification of his successor. A director is not required to be a resident of the state of Florida.

The size of the Company's Board of Directors for the coming year is eight members. Unless authority is withheld by your Proxy, it is intended that the common stock represented by your Proxy will be voted for the respective nominees listed below. If any nominee should not serve for any reason, the Proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to expect that any nominee will be unable to serve. There is no arrangement between any of the nominees and any other person or persons pursuant to which he was or is to be selected as a director. There is no family relationship between or among any of the nominees except that Scott M. Quist and G. Robert Quist are sons of George
R. Quist.

Pursuant to the NASDAQ corporate governance requirements recently made applicable to NASDAQ Small Cap Market companies, the Company must have (i) a minimum of two independent directors; (ii) an audit committee with a majority of independent directors; and (iii) an annual stockholders meeting. The Company has and can presently satisfy each of these requirements. Messrs. Crittenden, Hunter, Moody, and Wilbur qualify as independent directors.

Board Compensation

During 2002, the directors received no form of compensation from the Company for their services as a director. However, the directors of the Company, except for
G. Robert Quist, are also directors of Security National Financial ("SNFC"), the ultimate parent company of the Company, and are paid a director's fee by SNFC for their services as a director of SNFC and its subsidiaries, including serving as a director of the Company.

Executive Compensation

     (a) Summary compensation. The following table sets forth, for each of the last three fiscal years, the compensation received by George R. Quist, Chairman of the Board and Chief Executive Officer of the Company, and all other executive officers at December 31, 2002, whose salary and bonus for all services in all capacities exceed $100,000 for the fiscal year ended December 31, 2002.

                                                                              Long Term Compensation
                                                                       _______________________________________
                                Annual Compensation                 Awards             Awards            Payouts
                    --------------------------------------------------------------------------------------------
    (a)               (b)     (c)        (d)          (e)           (f)              (g)         (h)           (i)
                                                     Other      Restricted       Securities                All other
Name and                                             Annual         Stock         Underlying     LTIP         Compen-
Principal                                        Compensation     Awards          Options/     Payouts       sation
Position             Year   Salary($)  Bonus($)        ($)           ($)            SARs(#)      ($)            $
-------------------------------------------------------------------------------------------------------------------------
Chief
Executive
Officer

George R. Quist(1)   2002    $0         $0             $0            $0             N/A         N/A            N/A
George R. Quist(1)   2001    $0         $0             $0            $0             N/A         N/A            N/A
George R. Quist(1)   2001    $0         $0             $0            $0             N/A         N/A            N/A

     (1) Effective January 1, 1999, the Company entered into an Administrative Services Agreement with its ultimate parent Security National Financial Corporation (Security National). Under the terms of the Administrative Services Agreement, all of the Company's employees became employees of Security National. Administrative functions previously performed by the Company are now being furnished to the Company under this Agreement. The Company pays to Security National $250,000 per month or $3 million per year for the Administrative services.

(b) Perquisites. The Company does not have a pension, retirement or other deferred compensation plan, or any other similar arrangement.

(c) Director's fees and other fees. Directors did not receive any compensation in 2000, 2001 or 2002.

(d) Compensation committee interlocks and insider participation. The Executive Committee of the Company's Board of Directors makes recommendation to the board concerning the compensation of the Company's executive officers. Subsequently, the board makes all final decisions concerning such compensation.

(e)  Employee contracts. The Company does not have any employee contracts.

Administrative Services Agreement

Effective December 17, 1998, the Company entered into an Administrative Services Agreement with SNFC. Under the terms of the agreement, SNFC has agreed to provide the Company with certain defined administrative and financial services, including accounting services, financial reports and statements, actuarial, policyholder services, underwriting, data processing, legal, building management, marketing advisory services and investment services. In consideration for the services to be provided by SNFC, the Company will pay SNFC an administrative services fee of $250,000 per month, provided, however, that such fee shall be reduced to zero for so long as the capital and surplus of the Company is less than or equal to $6,000,000, unless the Company and SNFC otherwise agree in writing and such agreement is approved by the Florida Department of Insurance.

Report of the Audit Committee

The Company has an Audit Committee consisting of three non-management directors, Charles L. Crittenden, H. Craig Moody, and Norman G. Wilbur. Each member of the Audit Committee is considered independent and qualified in accordance with applicable independent director and audit committee listing standards. The Company's Board of Directors has adopted a written charter for the Audit Committee.

During the year 2002, the Audit Committee met two times. The Audit Committee has met with management and discussed the Company's internal controls, the quality of the Company's financial reporting, the results of internal and external audit examinations, and the audited financial statements. In addition, the Audit Committee has met with the Company's independent auditors, Tanner + Co., and discussed all matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Audit Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of financial information systems design and implementation and other non-audit services provided by them to the Company during 2002 was compatible with the auditors' independence.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for the integrity of the Company's internal controls and its financial statements and reports, and the Company's independent auditors, who are responsible for performing an independent audit of the Company's financial statements in accordance with general accepted auditing standards and for issuing a report on these financial statements.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Certain Relationships and Related Transactions

Insuradyne Corporation, a wholly owned subsidiary of Security National Financial Corporation, serves as general agent for the Company, pursuant to a general agency agreement, which is terminable by either party with 30 days notice. In such capacity, Insuradyne receives a commission on the first year commissionable premium on certain of the Company's policies as well as a small renewal commission on certain other policies. In accordance with the Florida Insurance Code, a copy of the Company's General Agency Agreement with Insuradyne Corporation was filed with and approved by the Florida Department of Insurance. Management of the Company believes that the terms of its General Agency Agreement with Insuradyne are as favorable to the Company as terms, which could be obtained from independent third parties.

During 2002 and 2001, gross commissions in the amounts of $109,268 and $122,787, respectively, were earned by Insuradyne Corporation. At December 31, 2002, the Company owed $83,941to Insuradyne as a result of commissions earned by Insuradyne but for which Insuradyne has not yet requested payment.

No director or officer of the Company or any associates of any director or officer of the Company was indebted to the Company at December 31, 2002.

The Company continues to be indebted to its parent, Security National Life Insurance Company (SNLIC), in the amount of $1,000,000, pursuant to a promissory note dated December 1988, which bears interest at the annual rate of interest equal to the prime rate (as hereinafter defined) plus 2%, with such interest rate not to be less than 9% nor in excess of 11%. For purposes of this promissory note, prime rate is defined to mean the prime rate as announced by Compass Bank, Birmingham, Alabama, from time to time, as its prime rate (which interest rate is only a bench mark, is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers). This promissory note is due on demand and is payable out of capital surplus in excess of $1,874,000, pursuant to Florida Statutes ss.628.401 (1990). Interest and principal can only be repaid upon the express written approval of the Florida Department of Insurance.

The Company entered into an Administrative Services Agreement dated December 17, 1998 with SNFC. Under the terms of the agreement, SNFC has agreed to provide the Company with certain defined administrative and financial services, underwriting, data processing, legal, building management, marketing advisory services and investment services. In consideration for the services to be provided by SNFC, the Company shall pay SNFC an administrative services fee of $250,000 per month, which may be increased, beginning on January 1, 2001, to reflect increases in Consumer Price Index, over the index amount as of January 1, 2000.

The Administrative Services Agreement shall remain in effect for an initial term expiring on December 16, 2003. However, the term of the agreement may be automatically extended for an additional one-year term unless either the Company or SNFC shall deliver a written notice on or before September 30 of any year stating to the other its desire not to extend the term of the agreement. SSLIC Holding Company, a wholly owned subsidiary of SNLIC, owns 75% of the outstanding shares of common stock of the Company. SNLIC is a wholly owned subsidiary of SNFC. In addition, George R. Quist, the Company's Chief Executive Officer is the Chief Executive Officer of SNFC; Scott M. Quist, the Company's President and Chief Operating Officer, is the President and Chief Operating Officer of SNFC;
G. Robert Quist, the Company's Vice President and Secretary, is the First Vice President and Secretary of SNFC; Stephen M. Sill, the Company's Vice President, Treasurer and Chief Financial Officer, is the Vice President, Treasurer and Chief Financial Officer of SNFC. Finally, the directors of the Company, with the exception of G. Robert Quist, also serve as the directors of SNFC. See Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operation.

On December 28, 1998 the Company entered into a Loan Funding and Fee Agreement and Agency Agreement (the "Agreement") with Security National Mortgage Company ("SNMC"), a subsidiary of SNFC. Under the terms of the Agreement, SNMC assigns its interest in residential mortgage loans that have been pre-sold to third party investors to the Company. The Company purchases these loans and holds them as short-term investments until it receives the proceeds from the third-party investors. The Company receives fee income from SNMC based upon how long the loans were outstanding. At December 31, 2002 and 2001, the Company had outstanding loan purchases of $16,283,750 and $13,860,534, respectively. Included in investment income are $1,130,231 and $984,187 for the years ended December 31, 2002 and 2001, respectively.

The Company received for the years ended December 31, 2002 and 2001, $168,933 and $132,141, respectively, as rental income from SNFC for a lease of office space in the Company's building under the terms of the Administrative Services Agreement.

The Company received for the year ended December 31, 2002 and 2001, $75,622 and $77,394, respectively, in interest income from SNFC for short-term loans, of which $85,617 and $344,300 were outstanding as of December 31, 2002 and 2001, respectively.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of December 31, 2002 for (i) each executive officer of the Company, (ii) each director, (iii) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares, and (iv) all directors and officers as a group.

                                                                     Percent of
        Name and Address(1)                         Number of Shares Ownership
        -------------------                         ---------------- ---------
   SSLIC Holding Company (2)(3)                         1,150,271       57.4%
   Security National Life Insurance Company (2)(3)        350,942       17.5%
   George R. Quist (3)                                          0        *
   Scott M. Quist (3)                                           0        *
   Charles L. Crittenden (3)                                    0        *
   H. Craig Moody (3)                                           0        *
   Robert G. Hunter, M.D. (3)                                   0        *
   Norman G. Wilbur (3)                                         0        *
   G. Robert Quist                                              0        *
   J. Lynn Beckstead, Jr. (3)                                   0        *
   All executive officers and directors
   as a group (8 persons) (3)                           1,501,213       74.9%
 -----------------------------
         *Less than 1%

(1) The address for SSLIC Holding Company ("SSLIC") is 5300 South 360 West, Suite 200, Salt Lake City, Utah 84123. The address for George Quist is 4491 Wander Lane, Salt Lake City, Utah 84117. The address for Scott M. Quist is 7 Wanderwood Way, Sandy, Utah 84092. The address for Mr. Crittenden is 2334 Filmore Avenue, Ogden, Utah 84401. The address for Mr. Moody is 1782 East Faunsdale Drive, Sandy, Utah 84092. The address for Mr. Wilbur is 2520 Horseman Drive, Plano, Texas 75025. The address for Dr. Hunter is 2 Ravenwood Lane, Sandy, Utah 84092. The address for G. Robert Quist is 2678 South Cave Hollow Way, Bountiful, Utah 84010. The address for J. Lynn Beckstead, Jr. is 190 North Matterhorn Drive, Alpine, Utah 84014.

(2) SSLIC is a wholly owned subsidiary of Security National Life Insurance Company.

(3) Each of the directors of the Company, except for G. Robert Quist, are directors of SSLIC and Security National Life, and accordingly, exercise shared voting and investment power with respect to the shares of the Company's common stock beneficially owned by SSLIC and Security National Life, respectively.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                   PROPOSAL 2

     The independent public accounting firm of Tanner + Co. has been the Company's independent accountants since December 31, 1999. The Audit Committee has recommended and the Board of Directors has appointed Tanner + Co. for purposes of auditing the financial statements of the Company for the fiscal year ending December 31, 2003. It is anticipated that representatives of Tanner + Co. will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire, and to be available to respond to appropriate questions.

                AUDIT FEES, FINANCIAL INFORMATION SYSTEMS DESIGN
                   AND IMPLEMENTATION FEES AND ALL OTHER FEES

     Fees for the year 2002 annual audit and related quarterly reviews were approximately $40,000. There were no other fees during 2002.

                                  ANNUAL REPORT

The Company will provide without charge to any person from whom a Proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, excluding certain exhibits thereto, as filed with the Securities and Exchange Commission. Written requests for such information should be directed to G. Robert Quist, First Vice President and Secretary, Southern Security Life Insurance Company, 5300 South 370 West, Salt Lake City, Utah 84123.

                             SHAREHOLDERS PROPOSALS

Shareholders who wish to include proposals for action at the Company's 2004 Annual Meeting of Shareholders in next year's proxy statement must, in addition to other applicable requirements, cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than March 31, 2004. Such proposals should be addressed to the Company's Secretary and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                  OTHER MATTERS

Management knows of no matters other than those listed in the attached Notice of the Annual Meeting, which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment of such matters.


                                  By order of the Board of Directors,


                                  G. Robert Quist
                                  First Vice President and Corporate Secretary


June 3, 2003

            PROXY - SOUTHERN SECURITY LIFE INSURANCE COMPANY - PROXY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                                  COMMON STOCK

The undersigned Common Stockholder of Southern Security Life Insurance Company (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on July 11, 2003, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 11:30 a.m. Mountain Daylight Time, and hereby appoints Messrs. George R. Quist, Scott M. Quist and G. Robert Quist, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1. To elect eight directors to be voted upon by the common stockholders together:

     [ ] FOR all nominees listed below (except as marked to the contrary below)
     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

     J. Lynn Beckstead, Jr., Charles L. Crittenden, Robert G. Hunter, M.D.,
     H. Craig Moody, George R. Quist, G. Robert Quist, Scott M. Quist, and Norman G. Wilbur

2. To ratify the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending December 31, 2003;

                          [  ]  FOR                  [ ]  AGAINST

3. To transact such other business as may properly come before the meeting or any adjournment thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Dated ____________________________________, 2003


 ------------------------------------------
Signature of Stockholder

-------------------------------------------
Signature of Stockholder

Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities dealers or other representatives please state the number of shares voted by this Proxy.